                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12


                    SECURITY ASSOCIATES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION
                     SECURITY ASSOCIATES INTERNATIONAL, INC.
                        2101 SOUTH ARLINGTON HEIGHTS ROAD
                                    SUITE 150
                        ARLINGTON HEIGHTS, ILLINOIS 60005
                                 (847) 956-8650


July ____, 2002




Dear Stockholder:

         It is my pleasure to invite you to the 2002 Annual Meeting of Stockholders of Security Associates International, Inc. The Annual Meeting will be held at 10:00 a.m., Central Time, on July 24, 2002, at our corporate offices located at 2101 South Arlington Heights Road, Suite 150, Arlington Heights, Illinois, 60005.

         The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that will be discussed during the Annual Meeting. It is important that you vote your shares whether or not you plan to attend the Annual Meeting. To be sure your vote is counted, we urge you to carefully review the Proxy Statement and COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. If you attend the Annual Meeting and wish to vote in person, the ballot that you submit at the Annual Meeting will supersede your proxy.

         I look forward to seeing you at the Annual Meeting. On behalf of the management and directors of Security Associates International, Inc., I thank you in advance for your continued support and confidence in 2002.

                                                     Sincerely,


                                                     /s/ Thomas J. Salvatore


                                                     THOMAS J. SALVATORE
                                                     Chairman of the Board

                     SECURITY ASSOCIATES INTERNATIONAL, INC.
                  2101 SOUTH ARLINGTON HEIGHTS ROAD, SUITE 150
                        ARLINGTON HEIGHTS, ILLINOIS 60005
                                 (847) 956-8650

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

                   TO BE HELD ON JULY 24, 2002, AT 10:00 A.M.

To the Stockholders of Security Associates International, Inc.:

         The 2002 Annual Meeting of Stockholders of Security Associates International, Inc., a Delaware corporation, will be held at 10:00 a.m., Central Time, on July 24, 2002, at our corporate offices located at 2101 South Arlington Heights Road, Suite 150, Arlington Heights, Illinois, 60005. All of our stockholders are entitled and encouraged to attend the Annual Meeting. The following agenda has been set by the Board of Directors:

         (1) To elect six directors to hold office until the next Annual Meeting of Stockholders as provided in our by-laws;

         (2) To approve the issuance of 525,000 shares of common stock to Thomas J. Salvatore, Chairman of the Board of Directors, as compensation for past services;

         (3) To approve amendments to the Security Associates International, Inc. Stock Option Plan, as amended and restated (the "Stock Option Plan"), to (i) permit options to have an exercise period of more than three months following the termination of an optionee's services with the company; (ii) increase the number of shares of common stock available for issuance under the Stock Option Plan from 3,000,000 to 8,000,000; and (iii) increase the maximum number of shares issuable upon exercise of options granted to any one employee under the Stock Option Plan in any calendar year from 400,000 to 1,500,000;

         (4) To approve an amendment to the Certificate of Designations of the Series A Convertible Preferred Stock removing the voting restriction that limits a holder of the Series A Preferred Stock to no more than 45% of the votes eligible to vote on a given matter presented for a vote of the stockholders; and

         (5) To transact any other business as may properly come before the Annual Meeting.

         The foregoing matters are described in more detail in the enclosed proxy statement. Owners of common stock and Series A and Series B Convertible Preferred Stock appearing on our stock register at the close of business on June 30, 2002 (the date fixed by our Board of Directors, and known as the "record date"), are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting in person or by proxy. For ten days before the Annual Meeting, we will keep a list with the names, addresses, and holdings of the stockholders entitled to vote at the Annual Meeting available at our home office, and at the offices of our transfer agent, LaSalle National Bank, located at 135 South LaSalle Street, Chicago, Illinois 60628. Any stockholder may inspect the list during normal business hours. The list will be available for inspection at the Annual Meeting.

         In order to be certain that sufficient votes are present to conduct business at the Annual Meeting, we urge all stockholders to complete, sign, date and return the enclosed proxy card in the envelope provided, as soon as possible. Any stockholder has the right to revoke their proxy at any time before it is voted. If you attend the Annual Meeting in person and wish to revoke your proxy, you may do so at that time. In that event, your proxy will be cancelled and you will be able to cast your vote in person.

         YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.
                                             By Order of the Board of Directors:

                                             /s/ RAYMOND A. GROSS
                                             Raymond A. Gross
                                             President and CEO

Arlington Heights, Illinois
July _____, 2002

       Our 2001 Annual Report on Form 10-KSB as amended, is enclosed with this notice.

                     SECURITY ASSOCIATES INTERNATIONAL, INC.
                  2101 SOUTH ARLINGTON HEIGHTS ROAD, SUITE 150
                        ARLINGTON HEIGHTS, ILLINOIS 60005



                              ---------------------
                                 PROXY STATEMENT
                              ---------------------




                        GENERAL INFORMATION ABOUT VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Security Associates International, Inc. We are providing the following information in order to request the authority to vote your shares at our 2002 Annual Meeting, and any adjournment thereof. The Annual Meeting will be held on July 24, 2002, at 10:00 a.m., Central Time, at our corporate offices located at 2101 South Arlington Heights Road, Suite 150, Arlington Heights, Illinois, 60005, for the purposes stated in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement.

VOTING

         We are mailing this Proxy Statement and the enclosed proxy card on or about July ___, 2002, to request your proxy for the Annual Meeting. The purpose of proxy voting is to ensure that all stockholders of record have an opportunity to vote on matters presented at the Annual Meeting, whether or not they attend in person. You may vote your shares only if you are present, or if you give your proxy to a person who will be present, at the Annual Meeting.

         Each share of common stock represented at the Annual Meeting is entitled to one vote and each share of Series A and Series B Convertible Preferred Stock is entitled to 100 votes. The holders of common stock and Series A and Series B Convertible Stock vote together as a single class. However, the Series A Convertible Preferred Stock is limited to a maximum of 45% of the votes eligible to vote on any matter presented for a vote of the stockholders. If you intend to vote by proxy, please specify your choices by marking the appropriate boxes on the enclosed proxy card and complete, sign, date and return the proxy card to us, in the envelope provided, before 10:00 a.m., Central Time, on July 24, 2002.

         Directors are elected by a plurality of the votes cast at the Annual Meeting, if a quorum is present. A plurality means that the six nominees for director with the largest number of votes will be elected. Any other matters submitted for a vote will be decided by a majority of the votes cast. If you mark "withhold authority" on your proxy card for any nominees for director, or if you mark your proxy to deny discretionary authority on other matters, your vote will not be counted in determining whether a majority vote was obtained in such matters.

PROXIES

         If you sign the proxy card without giving any instructions, your shares will be voted in favor of the election of all listed director nominees and also in favor of all of the other items listed in the Notice of Annual Meeting of Stockholders. Your proxy will also exercise his discretion in voting on any other matter brought before the Annual Meeting. We know of no matters, other than those described in the Notice of Annual Meeting of Stockholders, that are to come before the Annual Meeting. If a broker or other nominee does not vote on a proposal, the votes represented by that stock will not be counted in determining the presence or absence of a quorum and the number of votes cast and will have no effect on the outcome. Stockholders voting by proxy may revoke their proxy at any time before it is voted at the

Annual Meeting by delivering a proxy bearing a later date, by written revocation of the proxy or by attending the Annual Meeting in person and casting a ballot.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Proposals of stockholders that are intended to be presented by such stockholders at our 2003 annual meeting must be received no later than May 5, 2003, in order that they may be included in the proxy statement and form of proxy relating to that meeting. Stockholders should submit the proposal in writing to: James N. Jennings, Secretary, Security Associates International, Inc., 2101 South Arlington Heights Road, Suite 150, Arlington Heights, Illinois 60005. In addition, the proxy solicited by our Board of Directors for the 2003 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of the proposal not later than April 5, 2003.

EXPENSES OF SOLICITATION

         We will pay all expenses in connection with the solicitation of proxies. Solicitation may be made personally, or by telephone, telegraph or mail, by one or more of our employees, who will receive no additional compensation for such activities. In addition, we may engage the services of a professional proxy solicitation firm to assist in the solicitation of proxies and will pay the fees and expenses charged by them. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation materials to beneficial owners of our common stock and Series A and Series B Convertible Preferred Stock held by such persons on June 30, 2002.

         YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. THIS WILL ENSURE THAT YOUR SHARES ARE REPRESENTED.

         As of the record date, June 30, 2002, 9,166,385 shares of common stock, 149,459 shares of Series A Convertible Preferred Stock (which has the voting power of 14,949,500 shares of common stock limited to a maximum of 45% of the total number of votes eligible to vote) and 20,000 shares of Series B Convertible Preferred Stock (which has the voting power of 2,000,000 shares of common stock) were issued and outstanding. See "Certain Relationships and Related Transactions."

         A copy of our 2001 Annual Report on Form 10-KSB, as amended, is enclosed with this Proxy Statement.


















                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                               BOARD OF DIRECTORS

GENERAL

         Our Board of Directors governs our business affairs. Our management keeps the Board informed through various reports and information sent to them on a regular basis and by means of financial reports that our President and other officers routinely present at Board and committee meetings.

         The Board met two times in 2001: in February and June. All directors were present at these meetings. The Board also acted by unanimous written consent, without a meeting, on 21 occasions during 2001.

         Biographical information on the director nominees can be found under the caption "Item No. 1 - Election of Directors."

COMMITTEES

         The Board has an Audit Committee, a Compensation Committee and an Executive Committee to assist the Board in carrying out its duties.

         The Audit Committee has two members: Stephen J. Ruzika and Douglas J. Oberlander. The Audit Committee reviews and examines the adequacy of our internal controls and the objectivity and integrity of our financial reporting. It also meets with our independent public accountants and appropriate financial personnel in our company about these matters. The Audit Committee's Report is presented below under the caption "Audit Committee Report."

         The Compensation Committee has two members: Thomas J. Salvatore and Douglas J. Oberlander. This committee monitors and makes recommendations to the Board concerning the compensation of our directors and officers and administers the compensation plans for our executive officers.

         The Executive Committee has three members: Thomas J. Salvatore, Stephen
J. Ruzika and Raymond A. Gross. This committee examines and makes recommendations to the Board with respect to our budgets and operating plans as well as initial reviews of strategic plans.

         The Audit Committee and the Compensation Committee were established in January 1998 and the Executive Committee was established in July 2001. The Audit Committee acted by written consent once in 2001, in June and the Compensation Committee acted by written consent once in 2001, in February.

DIRECTOR COMPENSATION

         All directors are reimbursed for travel expenses incurred in connection with attending Board and committee meetings. Our independent director is to be paid $2,000 per month through at least December 31, 2002, provided that they do not voluntarily resign earlier. Directors are not entitled to additional fees for serving on committees of the Board. In addition, if the amendment of the Stock Option Plan described above is approved, certain directors will be granted options to purchase shares of common stock under our amended and restated Stock Option Plan. Additionally, subject to stockholder approval, the Board has approved granting 525,000 shares of common stock to Mr. Salvatore. Mr. Salvatore has been instrumental in finding and negotiating financing transactions for our company.

                             AUDIT COMMITTEE REPORT

         The Board of Directors maintains an Audit Committee comprised of one independent director and one non-independent director. The Audit Committee's current member composition does not satisfy the rules of the American Stock Exchange, LLC ("AMEX") governing audit committee composition, including the requirement that small business filers maintain an Audit Committee of at least two members, a majority of whom shall be "independent directors," as that term is defined by AMEX Listing Standards, Policies and Requirements--Section 121(A). However, we are currently actively seeking an independent director who will then serve on this committee and satisfy the composition requirement.

         The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. The Audit Committee also reviews and recommends to the Board the approval of the annual financial statements and provides a forum, independent of management, where our auditors can communicate any issues of concern. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviews the audited financial statements in the Annual Report with management, including discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Audit Committee has also reviewed and discussed the audited financial statements with the independent auditors, who are responsible for expressing an opinion as to the conformity of the audited financial statements to generally accepted accounting principles. The Audit Committee has discussed with the independent auditors for fiscal 2001 the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee received for fiscal 2001 from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from our company and our management.

         The independent member of the Audit Committee believes that the present composition of the Committee accomplishes all of the necessary goals and functions of an audit committee as recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees and adopted by the U.S. stock exchanges and the Securities and Exchange Commission except for those that relate to composition. The Committee operates under a written charter adopted by the Board on May 23, 2000.

         The following represents a brief schedule of the professional fees paid by us to our independent auditors, Arthur Andersen LLP, in 2001:

         Audit Fees..................................................  $125,000
         Financial Information Systems Design
                  and Implementation.................................  $      0
         All Other Fees............................................... $100,000

The Audit Committee has considered whether the provision of the services in return for the fees listed above is compatible with maintaining Arthur Andersen LLP independence. The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining the independent auditor's independence.

         The Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on SEC Form 10-KSB for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

         The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                                                  THE AUDIT COMMITTEE

                                                  Douglas J. Oberlander
                                                  Stephen J. Ruzika

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                                   ITEM NO. 1

                              ELECTION OF DIRECTORS

         The Board has determined that the number of directors shall be six, as required by our by-laws. The six directors will be elected at the Annual Meeting. Each director will serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. The following nominees have been selected and approved by the Board for submission to the stockholders: Ronald I. Davis, Raymond A. Gross, Douglas J. Oberlander, Mark Radzik, Stephen J. Ruzika and Thomas J. Salvatore. Unless you give instructions to the contrary on the enclosed proxy card, the proxy or his substitute will vote for these nominees. If, prior to the Annual Meeting, any nominee should become unable or unwilling to serve, your proxy will cast your votes for a substitute nominated by the Board of Directors.

         The nominees for director, and certain information about them, including their principal occupations for the past five years, are as follows:

         RONALD I. DAVIS, 63, is one of our founders and has been a director since October 1990. Mr. Davis currently serves as our Chairman Emeritus. From October 1990 to September 2001, he served as our Chairman. Prior to our incorporation, he had many years of experience in the security alarm industry. He was the founder, and from 1987 to 1990, the chairman and principal stockholder of SAI Partners, Inc., an alarm dealer buying group. SAI Partners, Inc. also provided alarm dealers with other support services such as training and educational programs, consulting, group insurance programs and certain proprietary alarm products manufactured by others. From 1982 to 1987, Mr. Davis was president of Security Alliance Corporation, a franchise company in the alarm industry and a joint venture with Pittway Corporation. Prior to 1982, Mr. Davis was a full time consultant to many of the alarm companies that now make up our dealer network. Mr. Davis earned a B.A. from Roosevelt University.

         RAYMOND A. GROSS, 52, is our President and Chief Executive Officer and one or our directors. From March 2000 to June of 2001, Mr. Gross was Chief Executive Officer and a director of Davel Communications, Inc. Prior to that time Mr. Gross was President of OneSource, a subsidiary of Carlisle Holdings, Inc. In 1993 Mr. Gross became President, Chief Executive Officer and director of Alert Centre, Inc., which was subsequently sold to ADT where he remained as their Senior Vice President. From 1984 to 1993, Mr. Gross held executive positions with national firms in the telecommunications and computer services industries. He holds a B.S. in Accounting from Rider University in Lawrenceville, New Jersey.

         DOUGLAS J. OBERLANDER, 54, was elected as one of our directors in January 1994. Since 1989, Mr. Oberlander has been president of Lease I, Inc. a commercial lease and finance company. From 1965 to 1988, Mr. Oberlander was employed by Oberlander Security, a security alarm dealer. Since 1991, Mr. Oberlander has served as a director of Oberlander Alarms, a security alarm dealer.

         MARK RADZIK, 37, the designee of EGI which is contractually entitled to nominate one director, was appointed as one of our directors in October 2001. Mr. Radzik has served as a Managing Director of EGI since 1998. Prior to 1998, Mr. Radzik was a vice president of the Merchant Banking Group of Banque Paribas and a manager of Arthur Andersen. Mr. Radzik is also a director of GP Strategies Corporation, a company that provides performance improvement services. Mr. Radzik received a B.S. in accounting and a M.B.A. with a major in finance from Indiana University.

         STEPHEN J. RUZIKA, 46, was appointed as one of our directors in September 2001. Mr. Ruzika currently serves as Chairman and Chief Executive Officer of Congress Security Services, Inc. Congress through its subsidiaries provides pre-employment screening services and electronic security services. Prior to forming Congress, Mr. Ruzika served as Chief Executive Officer of Carlisle Holdings Limited (formerly BHI Incorporated), a NASDAQ-listed company, until August 1998. Until July 1997, Mr. Ruzika served as a director and Executive Vice President (1987-1997), and Chief Financial Officer (1989-1997) of ADT Limited ("ADT") a NYSE listed company. Mr. Ruzika also served as President and Chief Executive Officer of ADT Security Services Inc. (1995-1997) a wholly owned subsidiary of ADT. Mr. Ruzika joined ADT in 1982. Mr. Ruzika earned a Bachelors Degree from the University of Miami and is a Certified Public Accountant.

         THOMAS J. SALVATORE, 34, was elected as one of our directors in December 1996. Since 1991, Mr. Salvatore has been the Managing General Partner of TJS Management, L.P. which is the General Partner of TJS Partners, L.P., our principal stockholder. TJS has a contractual right to designate two directors to our Board of Directors and Mr. Salvatore is one of the designees. The other director has not been designated as of the date of this prospectus. Mr. Salvatore earned a Bachelors Degree in Business Administration from Fordham University.

         The six nominees with the largest numbers of votes cast at the meeting will be elected as directors.

RECOMMENDATION:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SIX NOMINEES LISTED ABOVE.


                                   ITEM NO. 2

          APPROVAL OF THE ISSUANCE OF 525,000 SHARES OF COMMON STOCK TO
                       CHAIRMAN SALVATORE AS COMPENSATION
                       FOR PAST AND CONTINUING SERVICES.

DISCUSSION

         Mr. Salvatore is our Chairman of the Board and our largest stockholder. Mr. Salvatore has been instrumental in finding and negotiating satisfactory arrangements with several financing sources. Mr. Salvatore has been at the forefront of these transactions.

         Due to this leading role and the extraordinary effort he has put forth in these transactions, the Board believes it is appropriate to issue 525,000 shares of our common stock to Mr. Salvatore in recognition of Mr. Salvatore's contributions.

RECOMMENDATION:

         THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE ISSUANCE OF 525,000 SHARES OF COMMON STOCK TO CHAIRMAN SALVATORE AS COMPENSATION FOR PAST SERVICES.

                                   ITEM NO. 3

                          APPROVAL OF THE AMENDMENT TO
                   THE SECURITY ASSOCIATES INTERNATIONAL, INC.
                                STOCK OPTION PLAN

         On March 10, 1999, our Board of Directors adopted the Security Associates International, Inc. Stock Option Plan, subject to stockholder approval, which approval was obtained at the 1999 annual stockholders meeting. On May 23, 2000, the Stock Option Plan was amended to increase the number of shares available for issuance thereunder from 1,800,000 to 2,800,000, and on June 5, 2001, the Stock Option Plan was further amended to increase the number of shares available for issuance thereunder from 2,800,000 to 3,000,000.

DISCUSSION

         In October 2001, our Board adopted, subject to stockholder approval, an amended and restated Stock Option Plan. The Stock Option Plan has been amended and restated to (i) permit options to have an exercise period of more than three months following the termination of an optionee's services with our company;
(ii) increase the number of shares of common stock available for issuance under the Stock Option Plan from 3,000,000 shares to 8,000,000; and (iii) increase the maximum number of shares issuable upon exercise of options granted to any one employee under the Stock Option Plan in any calendar year from 400,000 to 1,500,000. If the stockholder approval is received, the Stock Option Plan, as amended and restated, will read as set forth in Annex A.

         Our successful growth and development depends in a large part on our ability to recruit and retain a highly skilled management team and highly skilled outside advisors, including our non-employee directors. We believe that our ability to issue stock options as incentive compensation greatly increases our ability to recruit, motivate and retain a skilled executive management and advisory team in a highly competitive environment.

         Under the Stock Option Plan, a total of 3,000,000 shares of common stock currently has been made available for issuance upon exercise of options granted under the plan. Because of our decision to utilize the Stock Option Plan to recruit and motivate a skilled executive management team and outside advisors and our anticipated needs for flexibility in compensating our key employees and advisors in the future, our Board believes that we need to have a significant quantity of available shares for future grants as well as additional flexibility in designating the terms of those option grants. Accordingly, you are being asked to approve an amendment to increase to 8,000,000 the aggregate number of shares available for issuance under the Stock Option Plan and to permit options to have an exercise period of more than three months following the termination of an optionee's services with the company.

         As of June 10, 2002, the market value of the additional 8,000,000 shares is $8,000,000. Cash payments received by us under the Stock Option Plan will be used for general corporate purposes.

         In addition, you are being asked to approve an amendment increasing the maximum number of shares issuable upon exercise of options granted to any one employee under the Stock Option Plan in any calendar year from 400,000 to 1,500,000. Our Board believes such an increase is necessary to enable it to make grants of options to certain key executives and advisors in amounts that are sufficient to attract and motivate such executives and advisors. You are being asked to approve this amendment to ensure that the Stock Option Plan continues to meet the statutory requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In general, Section 162(m) of the Code disallows a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year paid to its chief executive officer and the four other officers whose compensation is disclosed in its annual proxy statement, subject to certain exceptions. Under
Section 162(m), compensation that qualifies as "performance based compensation" is not subject to the $1 million limitation. One of the conditions required to qualify compensation paid pursuant to option grants under an option plan as "performance-based compensation" is stockholder approval of the stock option plan, including approval of the maximum number of shares with respect to which options may be granted to a single employee during a specified period. Because the maximum number of shares issuable upon exercise of options granted to any one employee in any calendar year is being increased, you are now being asked to approve the increase to ensure that the Stock Option Plan, as amended, will continue to qualify under the statutory requirements of Section 162(m).

DESCRIPTION OF STOCK OPTION PLAN

         The purpose of our Stock Option Plan is to advance the interests and enhance the value of our company by:

     - aligning the economic interests of our key employees, consultants and directors with those of our stockholders;

     - inducing individuals of outstanding ability and potential to join and/or remain with us; and

     - providing key employees, consultants and directors with an additional incentive to contribute to our success.

         The Stock Option Plan is administered by the Board or a committee designated by the Board. The committee has discretion as to which employees, non-employee directors, consultants or independent contractors will receive options. The committee also establishes the terms, conditions and limitations of each option, including the type and amount of the option, the number of shares of common stock underlying each option, the exercise price and the date or dates upon which the option vests and becomes exercisable. No member of the committee shall receive any options pursuant to the Stock Option Plan or any similar plan while serving on the committee unless the Board determines that the grant of such option fulfills the then current Rule 16b-3 requirements under the Securities Exchange Act of 1934, as amended. The committee also has full power to construe and interpret the Stock Option Plan and the options granted under the Stock Option Plan, to establish rules and regulations necessary or advisable for its administration, and to determine the terms of and amend the option agreements evidencing the grants.

         Our Stock Option Plan permits grants of incentive stock options, as defined by Section 422 of the Code, and non-qualified stock options. Incentive stock options must have a per share exercise price at least equal to the fair market value of the underlying common stock at the time the option is granted. If an incentive stock option is granted to any participant who owns more than 10% of the voting power of our company (a "Significant Stockholder"), then the exercise price per share must be not less than 110% of fair market value on the date of grant. The exercise price for non-qualified options will be determined by the committee in its sole discretion on the date of grant, and may be less than fair market value.

         Each participant receiving an incentive stock option must be an employee of our company or of a subsidiary at the time an incentive option is granted. The maximum exercise period for an incentive stock option may not be greater than ten years (incentive stock options granted to a Significant Stockholder must have an exercise period of not more than five years). The fair market value of shares as to which incentive stock options are exercisable for the first time by an employee during any single calendar year (under the Stock Option Plan and any other incentive option plan of our company or a subsidiary) may not exceed $100,000. Except as otherwise determined by the committee, all options are nontransferable and may be exercised during the optionee's lifetime only by the optionee.

         Currently, a participant who ceases to be an employee or consultant of our company or a subsidiary for any reason other than death, disability or termination "for cause" will, unless otherwise determined by the committee, be permitted to exercise any option, to the extent it is vested on the date of such cessation, but only within three months of such cessation (or, if earlier, within the originally prescribed term of the option). If a participant dies, his or her estate or personal representative may exercise the option, to the extent it was vested and exercisable on the date of death. If a participant becomes permanently disabled, he or she may exercise the option to the extent it was vested and exercisable at the time of the onset of the disability or, if the option vests periodically, to the extent it would have been exercisable as of the next periodic vesting date. In the case of either death or disability, the option must be exercised within twelve months after the date of death or onset of disability, and prior to the original expiration date of the option. A participant who is terminated "for cause" will immediately lose all rights to exercise any options.

         Upon any change in the nature or number of outstanding shares of our common stock due to stock split, dividend, merger, reorganization or similar event, adjustments will be made to the numbers of shares and the applicable exercise prices under outstanding options to prevent dilution or enlargement of the options previously granted.

         The Board may amend the Stock Option Plan in any respect and it will seek stockholder approval for such amendments, when approval is required by the Code, any federal or state statute or regulation or the rules of the American Stock Exchange or any other exchange on which our shares may be listed.

         The Board may terminate the Stock Option Plan at any time. However, no termination or amendment will affect the rights of participants under options previously granted without the participant's consent. Unless previously terminated, the Stock Option Plan will terminate on March 10, 2009, and no options will be granted after that date.

         The following table presents the options that will be received by or allocated to each of the following individuals under the Stock Option Plan at an exercise price of $2.50 per share (except the exercise price for Mr. Oberlander is $2.20 per share) if the amendment of the Stock Option Plan described in Item No. 3 is approved:

                                NEW PLAN BENEFITS
                     SECURITY ASSOCIATES INTERNATIONAL, INC.
                          STOCK OPTION PLAN, AS AMENDED




                                                              NO. OF SHARES
                                                            UNDERLYING OPTION
NAME AND POSITION                                               GRANTED(1)
-----------------                                           -----------------
Raymond D. Gross
      Chief Executive Officer ...........................      1,350,000
Paul M. Lucking
      Chief Operating Officer ...........................        900,000
Thomas J. Salvatore
      Chairman of the Board .............................        600,000
Stephen J. Ruzika
      Vice Chairman of the Board ........................        750,000
Stephen Rubin
       Senior Vice President ............................              0
Ronald J. Carr
       Senior Vice President ............................              0
Ronald I. Davis
      Director ..........................................        300,000
Michael B. Jones(2) (3)
      Director ..........................................        150,000
Douglas J. Oberlander(2)
      Director ..........................................        150,000
Executive  Group (5 individuals) ........................      2,250,000
Non-Executive Director Group (4 individuals) ............      1,950,000
Non-Executive Officer Employee Group                                   0

--------------------

(1) The New Plan Benefits Table reflects the number of shares issuable upon exercise of the options that the Board has authorized to date to be granted pursuant to the increase in the number of shares issuable under the Stock Option Plan, subject to stockholder approval being sought by this proxy.

(2) In addition, if the amendment of the Stock Option Plan is approved, the option agreements governing options previously issued to directors Michael B. Jones and Douglas J. Oberlander will be amended to permit the exercise of any vested options for a period of six years following the termination of their services as non-employee directors (instead of the current three months).

(3)      Mr. Jones resigned as a director effective April 25, 2002.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to the grant and exercise of options under the Stock Option Plan and with respect to the sale of common stock acquired under the Stock Option Plan.

     Incentive Stock Options. In general, a participant will not recognize ordinary income upon the grant or exercise of an incentive stock option. If the participant holds the stock acquired through the exercise of an incentive stock option for one year from the date of exercise and two years from the date of the grant, the participant will thereafter recognize a long-term capital gain or loss upon a subsequent sale of the stock, based upon the difference between the incentive stock option's exercise price and the sale price. If the participant sells the stock before the requisite holding period, then the participant will recognize ordinary income based upon the difference between the exercise price and the lesser of the sales price or the fair market value upon the date of exercise.

     Non-Statutory Options. As in the case of an incentive stock option, a participant generally will not recognize ordinary income upon the grant of a non-statutory option. Unlike in the case of an incentive stock option, however, upon exercise of a non-statutory option, a participant generally will recognize ordinary income in an amount equal to the difference between the exercise price for the option and the fair market value of the common stock on the exercise date. With respect to any common stock acquired upon exercise of a non-statutory option ("NSO Stock"), a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. The capital gain or loss will be long-term or short-term gain or loss, depending upon the holding period of the shares.

     Tax Consequences to our Company. The grant of an option under the Stock Option Plan will have no tax consequences to us. Moreover, in general, neither the exercise of an incentive stock option acquired under the Stock Option Plan nor the sale of any common stock acquired under the Stock Option Plan will have any tax consequences to us. We generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Stock Option Plan, provided we include and report such amounts on a timely filed Form W-2 or Form 1099-MISC (or similar such IRS form).

RECOMMENDATION:

     THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE STOCK OPTION PLAN, AS AMENDED AND RESTATED, TO (I) PERMIT OPTIONS TO HAVE AN EXERCISE PERIOD OF MORE THAN THREE MONTHS FOLLOWING THE TERMINATION OF AN OPTIONEE'S SERVICES WITH THE COMPANY; (II) INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE STOCK OPTION PLAN FROM 3,000,000 SHARES TO 8,000,000; AND
(III) INCREASE THE MAXIMUM NUMBER OF SHARES ISSUABLE UPON EXERCISE OF OPTIONS GRANTED TO ANY ONE EMPLOYEE UNDER THE STOCK OPTION PLAN IN ANY CALENDAR YEAR FROM 400,000 TO 1,500,000.

                                   ITEM NO. 4

           APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS
        OF THE SERIES A CONVERTIBLE PREFERRED STOCK TO REMOVE THE VOTING RESTRICTION THAT LIMITS A HOLDER OF THE SERIES A TO NO MORE THAN 45% OF
      THE VOTES ELIGIBLE TO VOTE ON A GIVEN MATTER PRESENTED FOR A VOTE OF
                               THE STOCKHOLDERS.

DISCUSSION

         As of May 15, 2002, 149,459 shares of Series A Convertible Preferred Stock were outstanding. Each share of Series A Convertible Preferred Stock is convertible into and has the voting rights of 100 shares of common stock. Although the Series A Convertible Stock comprises approximately 57% of our outstanding voting securities, the total voting power of Series A Convertible Stock is limited in the Certificate of Designations to a maximum of 45% of the total number of votes eligible to vote on a matter submitted to our stockholders. Approximately 92% of the outstanding shares of Series A Convertible Preferred Stock is owned by TJS Partners, L.P. Thomas J. Salvatore, our Chairman of the Board, controls the voting and disposition of these shares as the Managing General Partner of TJS Partners, L.P. The elimination of the 45% cap will give Mr. Salvatore control over a majority of our voting securities.

         Mr. Salvatore is currently spearheading efforts to obtain additional financing for us. Due to this leading role and the extraordinary effort he is demonstrating in this regard, the Board believes it is appropriate to eliminate the 45% restriction in recognition of Mr. Salvatore's contributions.

RECOMMENDATION:

         THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS OF THE SERIES A CONVERTIBLE PREFERRED STOCK TO REMOVE THE VOTING RESTRICTION.


                 OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

         If any other matter properly comes before the Annual Meeting, the proxy will vote your shares in accordance with his best judgment. At the time this Proxy Statement went to press, we knew of no other matters to be presented for stockholder action at the Annual Meeting.

                                   MANAGEMENT

         The following table presents information with respect to our executive officers and directors. The biographies of Ronald I. Davis, Raymond A. Gross, Douglas J. Oberlander, Mark Radzik, Stephen J. Ruzika, and Thomas J. Salvatore appear above under Item No. 1 - Election of Directors.


           NAME                      AGE                    POSITION WITH THE COMPANY
           ----                      ---                    -------------------------
RONALD I. DAVIS                       63         CHAIRMAN EMERTIUS OF THE BOARD OF DIRECTORS
RAYMOND A. GROSS (3)                  52         PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR AND
                                                 CHIEF FINANCIAL OFFICER
THOMAS J. SALVATORE (2)(3)            34         CHAIRMAN OF THE BOARD OF DIRECTORS
DOUGLAS J. OBERLANDER (1)(2)          54         DIRECTOR
MARK RADZIK                           37         DIRECTOR
STEPHEN J. RUZIKA  (1)(3)             46         VICE CHAIRMAN OF THE BOARD
PAUL M. LUCKING                       55         CHIEF OPERATING OFFICER
STEPHEN RUBIN                         55         SENIOR VICE PRESIDENT
KAREN B. DANIELS                      47         SENIOR VICE PRESIDENT
JAMES N. JENNINGS                     34         GENERAL COUNSEL, SENIOR VICE PRESIDENT, SECRETARY
TRACY JONES                           43         VICE PRESIDENT
GLENN D. SEABURG                      42         VICE PRESIDENT


(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.
(3) Member of the Executive Committee

         PAUL M. LUCKING is our Chief Operating Officer. From August 2000 to August 2001, Mr. Lucking was Chief Operating Officer of Davel Communications, Inc. Prior to his employment at Davel, Mr. Lucking was Senior Vice President Customer Care and Chief Technology Officer of ADT, Inc. Additionally, Mr. Lucking has performed consulting services via privately held Interface Solutions, Inc. From 1983 to 1994, Mr. Lucking held executive positions with regional and national firms in the Pharmacy Benefits Management and Consumer Credit Card and Merchant Banking Industries. From 1977 to 1984, Mr. Lucking held several managerial and executive positions with Federal Express. He holds a B.S. in Mechanical and Industrial Engineering from the University of Minnesota in Minneapolis, Minnesota.

         STEPHEN RUBIN is one of our founders, has been a Senior Vice President since October 1990. From 1987 to 1990, he was a senior vice president of SAI Partners, Inc. From 1978 to 1986, Mr. Rubin was an officer of Davis Marketing Group and Security Alliance Corporation. Mr. Rubin earned a B.S. degree from Northern Michigan University and MBA degree from Loyola University of Chicago. Mr. Rubin has the principal responsibility for the design and implementation of our marketing program.

         KAREN B. DANIELS has served as Senior Vice President since November 2001, and Vice President since October 7, 1997. Prior to becoming a Vice President, Ms. Daniels acted as a consultant for us starting in March 1997, and prior to that for Ameritech AIIS, since 1995. From March 1990 to June 1995, Ms. Daniels was vice president/controller for Editel-Chicago, a division of Unitel Video, Inc., a video post-production company. Ms. Daniels earned a Bachelor's Degree in Industrial Administration-Finance from Iowa State University. Ms. Daniels is also a Certified Public Accountant.


         JAMES N. JENNINGS has served as General Counsel, Senior Vice President and Secretary of our company since November 2001, Corporate Counsel since January 1998, was appointed Assistant Secretary in February 1998 and Vice President in February 2000. Prior to joining us, Mr. Jennings spent a combined three years with Shefsky & Froelich, Ltd. and McCarthy Duffy Neidhart & Snakard, both Chicago law firms. Prior to entering private practice, Mr. Jennings was an independent investment banker for three years. Mr. Jennings earned a Bachelors Degree from the University of Texas at Austin and a J.D. from California Western School of Law.

         TRACY JONES is the Vice President of Operations in which he is responsible for overall directions and development of the monitoring centers operations. Prior to joining our company, Mr. Jones was Practice Manager -- CRM Consulting for Managed Ops.com, Inc., the leading mid-market ASP within the Microsoft/Great Plains partner channel. Mr. Jones' background includes 16 years in the electronic security industry working with ADT Security Services, Entergy Security, Dice Corporation and outside the industry with Accenture (formerly Anderson Consulting) and Marriott. Mr. Jones has over 20 years of responsibility at the corporate, divisional, and regional levels in multi-location environments and holds his Bachelors of Business Administration (BBA) from the University of Wisconsin.

         GLENN D. SEABURG has served as Director of Information Technology since September 1998 and was appointed Vice President in February 2000. Prior to joining us, Mr. Seaburg was the Director of I.S./Telecommunications for the Signature Security Group from October 1998 to October 1999. From November 1987 to September 1998, Mr. Seaburg was employed by SecurityLink by Ameritech as its System Development Project Manager. Prior to Ameritech's purchase of SecurityLink, Mr. Seaburg was Director of Information Systems for SecurityLink for three years.

                                  ------------

         Our executive officers are appointed annually by, and serve at the discretion of, the Board of Directors. All directors hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. The Board of Directors currently consists of six members. Ronald I. Davis and Stephen Rubin are brothers-in-law. There are no other family relationships between any of our directors or executive officers.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

          The following table is a summary of the cash and non-cash compensation awarded or earned by persons serving as our Chief Executive Officer and the other most highly paid executive officers (the "Named Executive Officers") during the last three fiscal years:

         SUMMARY COMPENSATION TABLE FOR FISCAL YEARS 2001, 2000 AND 1999

                                        ANNUAL COMPENSATION            LONG TERM COMPENSATION
                                        -------------------           -------------------------------------
                                                                               AWARDS
                                                                      ------------------------
                                                          OTHER
                                                          ANNUAL      RESTRICTED    SECURITIES    ALL OTHER
  NAME AND PRINCIPAL                                     COMPEN-       STOCK       UNDERLYING     COMPEN-
       POSITION            YEAR     SALARY     BONUS      SATION        AWARDS       OPTIONS      SATION(4)
-----------------------    ----     ------     -----     -------        ------       -------      ---------
James S. Brannen(6)(9)     2001    $196,154   $101,250   $35,823(1)       --         150,000       $2,087
   President and Chief     2000    $175,000   $ 55,000   $29,509(1)       --         105,000       $3,231
   Executive Officer       1999    $175,000   $ 72,417   $29,100(1)       --         210,000       $3,433

Ronald I. Davis(7) (9)     2001    $199,308   $ 81,250   $47,781(2)       --         300,000       $2,087
   Chairman of the         2000    $175,000   $ 55,000   $32,334(2)       --         105,000       $3,231
   Board                   1999    $175,000   $ 78,500   $28,050(2)       --         210,000       $3,433

Stephen Rubin              2001    $145,000   $ 66,000   $18,405(3)       --            --         $2,677
   Senior Vice             2000    $145,000   $ 40,000   $15,858(3)       --         105,000       $2,900
   President               1999    $140,000   $ 43,156   $15,350(3)       --         210,000       $2,746

Ronald J. Carr(8)          2001    $132,308      --      $11,500(5)       --            --         $1,408
   Senior Vice             2000    $154,615      --      $12,000(5)       --         150,000       $2,322
   President               1999    $140,000      --      $12,000(5)       --         300,000       $1,703

Raymond A. Gross(9)        2001    $105,770   $ 33,333       --           --       1,350,000         --
   Chief Executive
   Officer

Paul M. Lucking(9)         2001    $ 71,539   $ 33,400       --           --         900,000         --
   Chief Operating
   Officer

Karen B. Daniels           2001    $121,384      --          --           --            --         $1,888
   Senior Vice             2000    $110,000      --          --           --          75,000       $2,200
   President               1999    $ 96,234      --          --           --         150,000       $1,814

James N. Jennings          2001    $112,077      --          --           --            --           --
   Senior Vice             2000    $107,000      --          --           --          50,000         --
   President               1999    $ 80,000   $ 21,625       --           --            --           --

------------------------

(1) Includes $24,000, $24,000 and $16,000 for automobile allowances for 1999, 2000 and 2001, respectively.
(2) Includes $24,000, $24,000 and $16,000 for automobile allowances for 1999, 2000 and 2001, respectively.
(3) Includes $12,000, $12,000 and $12,000 for automobile allowances for 1999, 2000 and 2001, respectively.
(4)  Amount reflects matching funds pursuant to our 401(k) Plan.
(5) Includes $11,500, $12,000 and $11,500 for automobile allowances in 1999, 2000 and 2001, respectively.
(6)  Mr. Brannen resigned effective August 31, 2001.
(7) Mr. Davis resigned as Chairman of the Board in the third quarter of 2001, but remains as Chairman Emeritus and a director of our company.
(8)  Mr. Carr resigned in the fourth quarter of 2001.
(9) Includes options granted subject to shareholder approval as discussed in Item No. 3 and below in Employment Agreements.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

          The following table contains information concerning options granted to the Named Executive Officers in 2001. This table includes options granted to Named Executive Officers that are subject to shareholder approval as discussed in Item No. 3. No stock appreciation rights were granted to our Named Executive Officers during the fiscal year ended December 31, 2001.


                              OPTION GRANTS IN 2001

                                            INDIVIDUAL GRANTS
                                   --------------------------------------
                                                PERCENT OF
                                                  TOTAL
                                   NUMBER OF     OPTIONS
                                   SECURITIES   GRANTED TO
                                   UNDERLYING   EMPLOYEES     EXERCISE OR
                                    OPTIONS         IN         BASE PRICE
                  NAME             GRANTED(1)   FISCAL YEAR      ($/SH)
                  ----             ----------   -----------      ------
        James S. Brannen(1)          150,000        5.6%         $2.50
        Ronald I. Davis(1)           300,000       11.1%         $2.50
        Stephen Rubin                  --            --            --
        Ronald J. Carr                 --            --            --
        Raymond A. Gross(2)        1,350,000       50.0%         $2.50
        Paul M. Lucking(2)           900,000       33.3%         $2.50
        Karen B. Daniels               --            --            --
        James N. Jennings              --            --            --


---------------------

(1) If Item No. 3 is approved, these options will vest immediately and will terminate three years following their issuance.
(2) If Item No. 3 is approved, 1/3 of these options will vest upon grant and an additional 1/3 of these options will vest of the first and second anniversaries of the date of grant. The options will terminate ten years following their issuance.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

          The following table contains information concerning the value of stock options held by the Named Executive Officers at fiscal year end 2001. This table includes options granted subject to shareholder approval as discussed in Item No. 3 and below in Employment Agreements and Stock Option Plan. The value for in-the-money options (which represent the positive spread between the exercise price of any existing stock option and $1.71 per share, the closing price of our common stock as reported by the American Stock Exchange on December 31, 2001) also are included.

                     AGGREGATED OPTION/SAR EXERCISES IN 2001
                     AND DECEMBER 31, 2001 OPTION/SAR VALUES

                                                           NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                                                       OPTIONS AT DECEMBER 31, 2001       DECEMBER 31, 2001
                                                       ----------------------------       -----------------
                           SHARES
                          ACQUIRED
                            ON
      NAME                EXERCISE    VALUE REALIZED    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
      ----                --------    --------------    -------------------------     -------------------------
James S. Brannen             --             --            150,000  /      0                  $0  /  $0
Ronald I. Davis              --             --            300,000  /      0                  $0  /  $0
Stephen Rubin                --             --            192,500  /    122,500              $0  /  $0
Ronald J. Carr               --             --            275,000  /    175,000              $0  /  $0
Raymond A. Gross             --             --            450,000  /    900,000              $0  /  $0
Paul M. Lucking              --             --            300,000  /    600,000              $0  /  $0
Karen B. Daniels             --             --            137,500  /     87,500              $0  /  $0
James N. Jennings            --             --             16,667  /     33,333              $0  /  $0


EMPLOYMENT AGREEMENTS

          In August 1996, we entered into a three-year employment agreement with Stephen Rubin to serve as our Senior Vice President. This employment agreement was amended in July 1999. Pursuant to his employment agreement, Mr. Rubin receives an annual salary of $155,000. This amount may be increased following annual salary reviews. In addition, if Mr. Rubin, Mr. Jennings, Ms. Daniels or Mr. Seaburg are terminated in connection with a Change in Control prior to December 31, 2003, the executive officer is entitled to: (i) his/her salary through his/her final date of active employment, plus any accrued but unused vacation/time off pay, and (ii) severance pay, in an amount equal to 2.99 times his/her annual base salary, plus an amount sufficient to pay for the excise tax, if any, which would be applicable by virtue of the application of Section 280G, or any similar section, of the Internal Revenue Code. For purposes of this section, the resignation by the executive following a "Change in Control" will be considered a "termination." A "Change in Control" shall be deemed to occur on the earliest of (i) the acquisition by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 50% of our outstanding capital stock entitled to vote for the election of directors ("Voting Stock"); (ii) the effective time of (1) our merger or consolidation with one or more corporations as a result of which the holders of our outstanding Voting Stock immediately prior to such merger hold less than 50% of the Voting Stock of the surviving or resulting corporation, or (2) a transfer of substantially all of our property or assets other than to an entity of which we own at least 50% of the Voting Stock; and
(iii) the election to our Board of Directors, without the recommendation or approval of the incumbent Board, of directors constituting a majority of the number of our directors then in office. Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if TJS Partners, L.P. is the entity acquiring our capital stock.

          On September 1, 2001, we entered into an eighteen month employment agreement with Ronald I. Davis as our Chairman Emeritus, which is not an executive officer position. This agreement renews automatically for successive one-year periods unless one party gives at least 30 days notice not to renew. Pursuant to this employment agreement, Mr. Davis will be paid $254,000 during the first year and $175,000 during the second year of the agreement. His employment agreement provides that he is entitled to be paid for the remainder of the term if he is terminated (i) if the initial term is not renewed; (ii) upon his death or disability; (iii) for good reason, including resignation within six months following a Change in Control; or (iv) by us without cause.

          Effective August 31, 2001, Mr. Brannen resigned from his position as President and Chief Executive Officer and as a member of our Board. In connection with his resignation and in accordance with the terms of his employment agreement, we entered into a settlement agreement and general release with Mr. Brannen, pursuant to which he is entitled to receive certain severance payments. Specifically, Mr. Brannen will be paid $225,000 in four equal installments for the period from September 1, 2001 through August 31, 2002; the sum of $200,000 payable in four equal installments for the period from September 1, 2002 through August 31, 2003; and the sum of $175,000, payable in four equal installments for the period from September 1, 2003 through August 31, 2004. In addition, Mr. Brannen received a lump sum payment of $60,000 upon the execution of the settlement agreement and general release and a nonstatutory stock option to purchase 150,000 shares of our common stock at an exercise price of $2.50 per share, which option shall expire if not exercised on or prior to August 31, 2004.

          In September 2001, we entered into employment agreements with Messrs. Gross, Lucking and Ruzika, pursuant to which Mr. Gross serves as our Chief Executive Officer, Mr. Lucking serves as our Chief Operating Officer and Mr. Ruzika serves as vice chairman. Pursuant to Mr. Gross' agreement, he receives an annual base salary of $275,000. Mr. Gross also received a one-time signing bonus equal to $100,000, paid in three equal installments of $33,333 each. The first such installment was paid on the date his employment agreement was executed and the two remaining installments were paid on third and six month anniversaries of the execution of his employment agreement. The initial term of the employment agreement expires on December 31, 2002. If Mr. Gross' employment is terminated by our company without cause prior to the expiration of the initial term, he shall be entitled to severance equal to one times his annual base salary, plus any earned but unpaid signing bonus and earned but unpaid Incentive Bonus, as described below.

          The terms of Mr. Lucking's and Mr. Ruzika's employment agreements are substantially the same as Mr. Gross', except that Mr. Lucking's annual base salary is $200,000 and his signing bonus was $50,000 and Mr. Ruzika's annual base salary is $200,000, but he did not receive any signing bonus.

          In addition, our Board has approved an incentive bonus arrangement pursuant to which Messrs. Gross, Lucking, Ruzika and Salvatore will be eligible to earn a bonus equal to a specified percentage of certain increases in our earnings before interest, taxes and amortization ("EBITA"), as measured over certain designated periods (the "Incentive Bonus"). Subject to certain exceptions, Section 162(m) of the Code disallows the deduction of compensation paid to certain senior officers by a publicly held corporation to the extent such compensation exceeds $1 million in a taxable year. One exception provided by Section 162(m) is for "performance-based compensation." The Incentive Bonus is not intended to comply with this exception.

          In August 2001, the Board of Directors accepted and approved the assignment of an agreement between Messrs. Gross, Ruzika, Lucking and Salvatore. The agreement sets out that the first three of these individuals would join our company and hold the positions of Chief Executive Officer, Vice Chairman of the Board and Chief Operating Officer, respectively. In addition, the agreement also states that Mr. Salvatore would hold the position of Chairman of the Board. These individuals, including Mr. Salvatore, are charged with the responsibility of developing and executing a business strategy designed to significantly improve our overall financial condition, strategic direction and growth objectives. In order to directly incentivize these four individuals, we agreed to pay them collectively, in addition to their base compensation and consulting fees, one hundred percent of the first year's improvement in annualized EBITDA as measured for the quarter ended June 30, 2002, versus the quarter ended June 30, 2001, with a "true-up" at December 31, 2002. During the first quarter of fiscal 2002, we have executed agreements with each of the aforementioned individuals with respect to this incentive and their terms and conditions of employment or consultancy.

          We have entered into Confidentiality Agreements with all of our other executive officers. These agreements contain non-compete, non-solicitation, and confidentiality provisions, and also provide that in the event of termination of the executive officer as a result of a Change in Control, the executive officer will be paid a one-time cash payment equal to 2.99 times his or her salary, plus an additional payment to compensate the employee for any federal excise tax imposed as a result of this payment.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          On February 9, 2000, TJS advanced to us $125,000 in anticipation of the exercise of standby options to purchase 500 shares of Series A Convertible Preferred Stock. On May 23, 2000, options to exercise 250 shares of Series A Convertible Preferred Stock were exercised for $50,000. The balance of the standby options to purchase 250 shares of Series A Convertible Preferred Stock expired unexercised because the options that they "mirrored" were never exercised. We therefore owe TJS $75,000.

          On February 25, 2000, TJS advanced to us $79,093 in anticipation of the exercise of standby options to purchase 827 shares of Series A Convertible Preferred Stock. Options to purchase a total of 750 shares of Series A Convertible Preferred Stock were exercised on April 14, June 12 and October 3, 2000 for an aggregate exercise price of $75,000. Options to purchase 77 shares of Series A Convertible Preferred Stock, with an aggregate exercise price of $4,093 remain unexercised because the underlying options they "mirror" have not been exercised yet. We therefore owe TJS $4,093.

          On April 26, 2000, TJS exercised options to purchase 250 shares of Series A Convertible Preferred Stock for a total consideration of $25,000.

          On May 23, 2000, TJS Partners, L.P. exercised options to purchase 250 shares of Series A Convertible Preferred Stock for an aggregate exercise price of $50,000.

          On June 12, 2000, TJS Partners, L.P. exercised options to purchase 250 shares of Series A Convertible Preferred Stock for an aggregate exercise price of $25,000.

          On October 3, 2000, TJS Partners, L.P. exercised options to purchase 250 shares of Series A Convertible Preferred Stock for an aggregate exercise price of $25,000.

          On April 26, 2000 Thomas J. Salvatore, one of our directors, was granted options to purchase 150,000 shares of common stock at an exercise price of $3.625 per share. The options vested immediately and were exercisable for a period of sixty days following issuance. The options were awarded subject to stockholder approval which was obtained at the 2000 Annual Meeting.

          On May 23, 2000, Thomas J. Salvatore, one of our directors, exercised options to purchase 90,000 shares of common stock for an aggregate exercise price of $326,250.

          On June 12, 2000, Thomas J. Salvatore, one of our directors, exercised options to purchase 85,000 shares of common stock for an aggregate exercise price of $285,250.

          On August 9, 2000, we issued 100,000 shares of common stock to Thomas
J. Salvatore, one of our directors, for an aggregate purchase price of $250,000, in a private placement transaction.

          On April 25, 2001, the Board authorized us to enter into a consulting agreement with Thomas J. Salvatore, one of our directors. Pursuant to this agreement, Mr. Salvatore will provide investment banking, financial and acquisition advice and consultation. The term is for an evergreen three years up to a maximum of five years. Mr. Salvatore will receive $240,000 per year for these services, commencing January 1, 2001. In addition, in 2001, Mr. Salvatore received 525,000 shares of common stock for past services rendered to our company and was given 600,000 options to purchase common stock at $2.50 per share. The common stock grant given to Mr. Salvatore is yet to be issued and the option award has yet to be approved by our common shareholders.

          On January 11, 2000, the Board of Directors approved the issuance of stock options to the following individuals to purchase the following numbers of shares of common stock, as awards under our Stock Option Plan, subject to stockholder approval, which was obtained at the 2000 Annual Meeting:

                                                   Options to Purchase
                                                   -------------------

                 Thomas J. Salvatore                  25,000 shares
                 Michael B. Jones                     25,000 shares
                 Douglas J. Oberlander                25,000 shares
                 James S. Brannen                    105,000 shares
                 Ronald I. Davis                     105,000 shares
                 Stephen Rubin                       105,000 shares
                 Daniel S. Zittnan                   150,000 shares
                 Ronald J. Carr                      150,000 shares
                 Howard Schickler                     75,000 shares
                 Karen B. Daniels                     75,000 shares

          The options are exercisable at $2.75 per share. The options of the officers vest over two years (50% each year) and expire six years from the date of grant. The directors' options vest immediately and expire six years from the date of grant.

          On February 14, 2000, the Board of Directors approved the issuance of stock options to the following individuals to purchase the following numbers of shares of common stock, as awards under our Stock Option Plan, subject to stockholder approval, which was obtained at the 2000 Annual Meeting:

                                                   Options to Purchase
                                                   -------------------

                 James N. Jennings                    50,000 shares
                 Glenn D. Seaburg                     50,000 shares

The options are exercisable at $2.875 per share. The options of these officers vest over three years (one third each year) and expire six years from the date of grant.

          On June 12, 2000, Douglas J. Oberlander, one of the our directors, exercised options to purchase 25,000 of common stock for an aggregate exercise price of $68,750.

          On June 15, 2000, James S. Brannen, our former President and Chief Executive Officer and one of our former directors, exercised options to purchase 22,222 shares of common stock for an aggregate exercise price of $99,999.

          On April 25, 2001, the Board approved a grant to each of Mr. Jones and Mr. Oberlander of options to purchase 150,000 shares of common stock at an exercise price of $2.50 per share, vesting immediately and expiring on the sixth anniversary of the grant date. The Board also approved the issuance of 525,000 shares of our common stock to Mr. Salvatore and 40,000 shares of our common stock to Mr. Oberlander, for past services rendered to our company. In addition, the Board approved an amendment to the respective option agreements of directors Jones and Oberlander such that these options will expire on the earlier of (a) three years after the date on which Jones or Oberlander, as applicable, ceases to serve as our director, or (b) the date on which such option expires according to its terms, and to provide for a "cashless exercise" of these options at the discretion of the holder. The Board believes these amendments will enhance the value to the holder and therefor the incentive.

                     STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE
                         OFFICERS AND PRINCIPAL HOLDERS


          The following table lists certain information regarding the beneficial owners of our common stock as of May 15, 2002, which includes: (i) each person known to us who beneficially owns more than 5% of the outstanding shares of our common stock; (ii) each of our directors; (iii) the Named Executive Officers; and (iv) all of our directors and executive officers as a group. We believe that, except as noted, each person or entity named below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such holder, subject to community property laws where applicable.

                                                                   BENEFICIAL OWNERSHIP
                                                           ------------------------------------
                        NAME                               NUMBER OF SHARES         PERCENT (1)
                        ----                               ----------------         -----------
Thomas J. Salvatore(2)
c/o TJS Partners, L.P.
155 E. Putnam Avenue
Greenwich, Connecticut 06830 ........................          15,135,900             55.57%

TJS Partners, L.P.(3)
115 East Putnam Avenue
Greenwich, Connecticut 06830 ........................          13,735,900             52.60%

EGI-Fund (01) Investors, L.L.C.(4)
Two North Riverside Plaza, Suite 600
Chicago, Illinois 60606 .............................           4,500,000             15.73%

Foamart Limited(5)
c/o Weil, Gotshal & Manges LLP
One South Place
London EC2M 2WG .....................................           2,885,000             10.56%

Ronald I. Davis(6)
c/o Security Associates
International, Inc.
2101 S. Arlington Heights Road
Arlington Heights, Illinois 60005 ...................           1,524,695              5.70%

Stephen Rubin(7)
c/o Security Associates
International, Inc.
2101 S. Arlington Heights Road
Arlington Heights, Illinois 60005 ...................             727,198              2.75%

Ronald J. Carr(8)
c/o Security Associates
International, Inc.
2101 S. Arlington Heights Road
Arlington Heights, Illinois 60005 ...................             471,096              1.77%

Douglas J. Oberlander(9)
10225 N. Knoxville Avenue
Peoria, Illinois 61615 ..............................             329,474              1.25%

Raymond D. Gross(10)
c/o Security Associates
International, Inc.
2101 S. Arlington Heights Road
Arlington Heights, Illinois 60005 ...................             460,000              1.74%

Paul M. Lucking(11)
c/o Security Associates
International, Inc.
2101 S. Arlington Heights Road
Arlington Heights, Illinois 60005 ...................             310,000              1.17%

Stephen J. Ruzika(12)
c/o Security Associates
International, Inc.
2101 S. Arlington Heights Road
Arlington Heights, Illinois 60005 ...................             260,000              1.00%

James S. Brannen(13)
902 Hawthorne Ln.
Geneva, Illinois  60135 .............................             745,500              2.84%

James N. Jennings(14)
c/o Security Associates
  International, Inc.
2101 S. Arlington Heights Road
Arlington Heights, Illinois  60005 ..................              33,333             *

Karen B. Daniels(15)
c/o Security Associates
  International, Inc.
2101 S. Arlington Heights Road
Arlington  Heights,  Illinois 60005 .................             242,475             *

Mark Radzik(16)
c/o EGI-Fund (01) Investors, L.L.C.
Two North Riverside Plaza, Suite 600
Chicago,  Illinois  60606 ...........................              15,000             *

All Executive Officers and Directors
as a group (9  persons)(17) .........................          17,293,402             62.47%

--------------------

* = less than 1%.

(1) Applicable percentage of ownership as of May 15, 2002, is based upon 26,112,285 shares of common stock outstanding (including 14,945,900 shares issuable upon conversion of outstanding shares of Series A Convertible Preferred Stock and 2,000,000 shares issuable upon conversion of outstanding shares of Series B Convertible Preferred Stock). Beneficial ownership is determined in accordance with the rules of the

     Securities and Exchange Commission, and unless otherwise noted includes voting and investment power with respect to the shares shown as beneficially owned. Shares of common stock issuable or subject to options or warrants currently exercisable or exercisable within 60 days (as well as those subject to shareholder approval as described in Employment Agreements, Stock Option Plans and Certain Relationships and Related Party Transactions) are deemed outstanding for purposes of computing the percentage ownership of the person holding such shares options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

(2) Includes 137,359 shares of Series A Convertible Preferred Stock owned by TJS Partners, L.P. Mr. Salvatore controls voting and disposition of these shares as the Managing Partner of TJS Partners, L.P. Also includes 275,000 shares of common stock owned by Mr. Salvatore personally, as well as 525,000 shares of common stock and 600,000 shares of common stock the issuance of which are subject to options which are subject to shareholder approval as discussed in Certain Relationships and Related Party Transactions.

(3) Consists of 137,359 shares of Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible into and has the voting rights of 100 shares of common stock.

(4) Consists of 2,500,000 shares of common stock that may be acquired within 60 days upon exercise of a warrant and 20,000 shares of Series B Convertible Preferred Stock. Each share of Series B Convertible Preferred Stock is convertible into and has the voting rights of 100 shares of common stock.

(5) Consists of 460,000 shares of common stock, 1,215,000 shares of common stock that may be acquired within 60 days upon exercise of a warrant and 12,100 shares of Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible into and has the voting rights of 100 shares of common stock.

(6) Includes 909,695 shares owned by Mr. Davis and J, S & R Ltd., L.P. Also includes 615,000 shares that may be acquired within 60 days upon exercise of options. Excludes 5,337 shares owned by Beverly Davis, Mr. Davis' wife, 7,700 shares owned by Scott Davis, Mr. Davis' son, 7,500 shares owned by Deborah Davis, Scott's wife, 12,500 shares owned by Ethan Davis, Mr. Davis' grandson, 12,500 shares owned by Benjamin Davis, Mr. Davis' grandson, 5,000 shares owned by Emma Davis, Mr. Davis' granddaughter, and 21,801 shares owned by Ann Davis, Mr. Davis' sister, as to which Mr. Davis disclaims beneficial ownership.

(7) Includes 412,198 shares owned by Mr. Rubin, and 315,000 shares that may be acquired within 60 days upon exercise of options. Excludes 13,600 shares owned by Jamie Rubin, Mr. Rubin's son, as to which Mr. Rubin disclaims beneficial ownership.

(8) Includes 21,096 shares owned by Mr. Carr, and 450,000 shares that may be acquired within 60 days upon exercise of options.

(9) Includes 154,474 shares owned by Mr. Oberlander, and 175,000 shares that may be acquired upon exercise of options (including options to purchase 150,000 shares which are vested but subject to shareholder approval as discussed in Employment Agreements and Item No.3).

(10) Includes 450,000 shares which may be acquired upon the exercise of options which are vested but subject to shareholder approval as discussed in Employment Agreements and Item No.3.

(11) Includes 300,000 shares which may be acquired upon the exercise of options which are vested but subject to shareholder approval as discussed in Employment Agreements and Item No.3.

(12) Includes 250,000 shares which may be acquired upon the exercise of options which are vested but subject to shareholder approval as discussed in Employment Agreements and Item No.3.

(13) Includes 595,500 shares owned by Mr. Brannen and a family limited partnership. Excludes 7,580 shares owned by Martha A. Brannen, Mr. Brannen's wife, 10,000 shares owned by Craig Brannen, 10,000 shares owned by Sarah B. Ozee and 10,000 shares owned by Peter Brannen, Mr. Brannen's children, as to which Mr. Brannen disclaims beneficial ownership. Includes 150,000 shares which may be acquired upon the exercise of options which are vested but subject to shareholder approval as discussed in Employment Agreements and Item No.3.

(14) Consists of 33,333 shares of common stock which may be acquired within 60 days upon the exercise of options.

(15) Includes 225,000 shares of common stock which may be acquired within 60 days upon the exercise of options.

(16) Mr. Radzik disclaims beneficial ownership of the shares held by EGI Fund
     (01) Investors, L.L.C. which designated Mr. Radzik to serve as our director.

(17) Includes 3,173,333 shares of common stock which are issuable or may be acquired upon the exercise of options, some of which are subject to shareholder approval as discussed in Employment Agreements, Item No.3 and Certain Relationships and Related Party Transactions. See footnotes above.

         The following table presents certain information regarding the beneficial ownership of Series A Convertible Preferred Stock as of May 15, 2002 by: (i) each person known by us to beneficially own more than 5% of the outstanding shares of Series A Convertible Preferred Stock; (ii) each of our directors and Named Executive Officers who beneficially own any shares of Series A Convertible Preferred Stock; and (iv) all directors and executive officers as a group. We believe that, except as noted, each person named below has sole voting and investment power with respect to all shares of Series A Convertible Preferred Stock shown as beneficially owned by them, subject to community property laws where applicable.


                                                    BENEFICIAL OWNERSHIP(1)
                                                --------------------------------
                             NAME               NUMBER OF SHARES      PERCENT(2)
                             ----               ----------------      ----------
TJS Partners, L.P.
115 East Putnam Avenue
Greenwich, Connecticut 06830................      137,359                 92%

Thomas J. Salvatore(3)
c/o TJS Partners, L.P.
115 East Putnam Avenue
Greenwich, Connecticut 06830................      137,359                 92%

Foamart Limited
c/o Weil, Gotshal & Manges LLP
One South Place
London EC2M 2WG.............................       12,100                  8%

All Executive Officers and Directors as a group
  (9 persons)...............................      137,359                 92%

--------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and unless otherwise noted includes voting and investment power with respect to the shares shown as beneficially owned.

(2) Applicable percentage of ownership as of May 15, 2002 is based upon 149,459 shares of Series A Convertible Preferred Stock outstanding. Each share of Series A Convertible Preferred Stock is convertible into and has the voting rights of 100 shares of common stock. The total voting power of all securities owned by any holder of Series A Convertible Preferred Stock is limited to a maximum of 45% of the total number of votes eligible to vote on a matter submitted to our stockholders.

(3) Consists of 137,359 shares of Series A Convertible Preferred Stock owned by TJS Partners, L.P. Mr. Salvatore controls voting and disposition of these shares as the Managing General Partner of TJS Partners, L.P.

         The following table presents certain information regarding the beneficial ownership of Series B Convertible Preferred Stock as of May 15, 2002 by: (i) each person known by us to beneficially own more than 5% of the outstanding shares of Series B Convertible Preferred Stock; (ii) each of our directors and Named Executive Officers who beneficially own any shares of Series B Convertible Preferred Stock; and (iv) all directors and executive officers as a group. We believe that, except as noted, each person named below has sole voting and investment power with respect to all shares of Series B Convertible Preferred Stock shown as beneficially owned by them, subject to community property laws where applicable.


                                                     BENEFICIAL OWNERSHIP(1)
                                                  ------------------------------
                             NAME                 NUMBER OF SHARES    PERCENT(2)

EGI-Fund (01) Investors, L.L.C.
Two North Riverside Plaza, Suite 600
Chicago, Illinois 60606...........................    20,000             100%

All Executive Officers and Directors
as a group (9 persons)............................      --                --


(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and unless otherwise noted includes voting and investment power with respect to the shares shown as beneficially owned.

(2) Applicable percentage of ownership as of May 15, 2002 is based upon 20,000 shares of Series B Convertible Preferred Stock outstanding. Each share of Series B Convertible Preferred Stock is convertible into and has the voting rights of 100 shares of common stock.


                      EQUITY COMPENSATION PLAN INFORMATION

         The following table contains information as of December 31, 2001 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans.

                                                                                      Number of securities
                                                                                      remaining available for
                          Number of securities to     Weighted-average exercise       future issuance under
                          be issued upon exercise     price of outstanding            equity compensation plans
                          of outstanding options,     options, warrants and rights    (excluding securities
                          warrants and rights                                         reflected in column (a))
     Plan category                (a)                          (b)                            (c)

Equity compensation
plans approved by
security holders (1)            1,806,000                      $4.28                       1,194,000

Equity compensation
plans not approved by             168,827                      $5.75                               0
security holders (2)

Total

     ----------------------

(1) Represents options granted under the Stock Option Plan, but does not include the amendments to the Plan or the additional option grants discussed in Item No. 3.

(2) Represents warrants granted pursuant to our Dealer Program. We maintain a Dealer Program whereby a select group of our dealers have the opportunity to receive warrants to purchase our common stock in exchange for entering into a formal contractual relationship with us pursuant to which the dealer transfers and retains its accounts at one of our central stations and agrees that for a period of five years after entering the Dealer Program it will not transfer those accounts. The warrants issued under the Dealer Program become exercisable at the rate of 20% per year over the five year contractual period. If a dealer defaults on its obligations under the Dealer Program, it forfeits all shares under the warrant that are not yet exercisable. The warrants issued pursuant to the Dealer Program are exercisable at $6.00 per share.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                   SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and any persons who beneficially own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

         To our knowledge, based solely on review of the copies of such reports and written representations received by us, there are no directors, officers or beneficial owners of more than 10% of any class of equity securities that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years.

                                OTHER INFORMATION

         Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, as amended, is being mailed to all stockholders of record and accompanies this Proxy Statement. Additional copies of the Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission (excluding exhibits) will be furnished to you, without charge, by writing to John Aneralla, c/o Buttonwood Advisory Group, Inc., P.O. Box 2158, Huntersville, North Carolina 28070.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP, our independent public accountants, has examined our financial statements for the fiscal year ended December 31, 2001. Arthur Andersen LLP, will have the opportunity to make a statement at the Annual Meeting if they so desire. A representative to be available at the Annual Meeting to respond to appropriate questions from stockholders.

                              --------------------

         The above Notice of Annual Meeting and Proxy Statement are sent by order of the Board of Directors.

                                           /s/  Raymond A. Gross

                                           RAYMOND A. GROSS
                                           President and Chief Executive Officer

Arlington Heights, Illinois
July __, 2002

                            PROXY FOR ANNUAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SECURITY ASSOCIATES INTERNATIONAL, INC.
2101 SOUTH ARLINGTON HEIGHTS ROAD, SUITE 150
ARLINGTON HEIGHTS, ILLINOIS 60005

         I hereby appoint Raymond A. Gross as Proxy, with the power to appoint his substitute, and hereby authorize him to represent and to vote, as designated below, all the shares of common stock and convertible preferred stock of Security Associates International, Inc. held of record by me on June 30, 2002, at the Annual Meeting of Stockholders to be held on July 24, 2002, or any adjournment thereof.

1.       ELECTION OF DIRECTORS (Mark only one box)


                  FOR  [ ]                           AGAINST  [ ]
                  All nominees listed below          All nominees listed below
                  (except as marked to the           (except as marked to the
                  contrary below)                    contrary below)

Ronald I. Davis, Raymond A. Gross, Douglas J. Oberlander, Mark Radzik, Stephen
J. Ruzika and Thomas J. Salvatore

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

2. PROPOSAL TO APPROVE THE ISSUANCE OF 525,000 SHARES OF COMMON STOCK TO CHAIRMAN SALVATORE. (Mark only one box).


                  FOR  [ ]              AGAINST  [ ]          ABSTAIN  [ ]


3. PROPOSAL TO APPROVE AN AMENDMENT TO THE SECURITY ASSOCIATES INTERNATIONAL, INC. STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE PLAN FROM 3,000,000 SHARES TO 8,000,000 SHARES. (Mark only one box).


                  FOR  [ ]              AGAINST  [ ]          ABSTAIN  [ ]


4. PROPOSAL TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS OF THE SERIES A CONVERTIBLE PREFERRED STOCK REMOVING THE VOTING RESTRICTION THAT LIMITS A HOLDER OF THE SERIES A PREFERRED STOCK TO NO MORE THAN 45% OF THE VOTES ELIGIBLE TO VOTE ON A GIVEN MATTER PRESENTED FOR A VOTE BY THE STOCKHOLDERS.


                  FOR  [ ]              AGAINST  [ ]          ABSTAIN  [ ]

This Proxy when properly executed will be voted in the manner directed by you. If no direction is made, this Proxy will be voted FOR Proposals 1 through 4.

Please sign exactly as name appears below.

----------------------------------------
(Affix Mailing Label Here)

Date: ________________________________, 2002


PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE PROMPTLY.

         When shares are held by joint tenants, both should sign. When signing as executor, trustee, guardian or in another representative capacity, please give your full title in that capacity. If a corporation, please sign in full corporate name by the president or other authorized officer. If a limited liability company, please sign in the name of the company by an authorized person. If a partnership, please sign in partnership name by an authorized person.


-----------------------------------------
Signature of Stockholder



-----------------------------------------
Signature, if held jointly




         If signing as attorney, executor, administrator, trustee or guardian or on behalf of an entity (corporation, partnership, etc.), please indicate office or capacity.


Title: ____________________________________

                                     ANNEX A

                             RESOLUTION AMENDING THE
                     SECURITY ASSOCIATES INTERNATIONAL, INC.
                                STOCK OPTION PLAN

         WHEREAS, the Board of Directors of the Corporation (the "BOARD") deems it desirable and in the best interests of the Corporation authorized the issuance of additional options to purchase the Corporation's Common Stock under the Security Associates International, Inc. Stock Option Plan (the "PLAN");

         NOW THEREFORE, BE IT RESOLVED, that options to purchase up to an additional 5,000,000 shares of the Corporations Common Stock are hereby authorized for issuance under the Plan, bringing the total to 8,000,000 shares.